UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2015

Centrue Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-28846	36-3145350
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
122 West Madison Street, Ottawa, Illinois 61350
(Address of principal executive offices) (Zip Code)
(800) 452-6045
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2015, the Board of Directors of Centrue Financial Corporation (the “Company”), following the approval and recommendation of its Compensation Committee, approved awards in the aggregate of 40,443 shares of restricted stock (“Restricted Stock”) under the 2015 Stock Compensation Plan. The table below sets forth the number of shares of Restricted Stock granted to each named executive officer:

Name	Title	Number of Shares of Common Stock Subject to Restricted Stock Award
Kurt R. Stevenson	Chief Executive Officer, President and Director	12,817

Daniel R Kadolph	Executive Vice President, Chief Financial Officer	6,569

John E. Christy	Executive Vice President, Chief Lending Officer	5,261

Under the terms of the grant the shares of Restricted Stock may not be sold, pledged or otherwise disposed of by the recipients until November 7, 2016, but the Restricted Stock is fully vested upon issuance. Each recipient was given the option to elect to have the Company withhold from the Restricted Stock granted the number of shares determined by the Company as necessary to pay all federal, state and local withholding taxes due as a result of the grant.

The terms and conditions applicable to the Restricted Stock are set forth in the 2015 Stock Compensation Plan Restricted Stock Agreement, the form of which is filed as Exhibit 10.18.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description

10.18	Form of 2015 Stock Compensation Plan Restricted Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	CENTRUE FINANCIAL CORPORATION

	By:	/s/ Daniel R. Kadolph____________
	Name:	Daniel R. Kadolph
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.18	Form of 2015 Stock Compensation Plan Restricted Stock Agreement